UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

FULL HOUSE RESORTS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-221-7800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On April 27, 2010, Full House Resorts, Inc. (“Full House”) announced a favorable decision in the arbitration proceeding initiated against it by Harrington Raceway, Inc. (“HRI”). HRI claimed, in a June 19, 2009 pleading, that it disputed the formula for calculating the minimum annual guaranteed payment to Full House pursuant to the Management Reorganization Agreement between it and Full House dated June 18, 2007. The arbitration hearing was held in February of this year and the ruling was issued on April 26th denying HRI’s claim, holding that HRI was not entitled to any credit or refund and that the minimum annual guaranteed management fee payable to Full House had been properly computed.

The term of the Management Agreement is through August of 2011 and Full House expects to continue receive at least the 5% minimum annual increase in fees as set forth in the agreement.

The press release issued by Full House on April 27, 2010 in connection with the favorable decision is included in Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued by the Company on April 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: April 28, 2010	/s/ Barth F. Aaron
Barth F. Aaron
Secretary/General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on April 27, 2010.

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